                           EXHIBIT 11
                  MODINE MANUFACTURING COMPANY
                COMPUTATION OF PER SHARE EARNINGS
            (In thousands, except per share amounts)


                                                   Three months ended June 26
                                                   ---------------------------
                                                      1995             1994
                                                   ----------       ----------

Primary
   Weighted average shares outstanding               29,680           29,635

   Share equivalents for period prior to
       exercise (options exercised)                      28                8

   Net shares issuable, assuming exercise
       of options using average market price
       and employing the treasury stock method          884              880
                                                    -------          -------

   Average common share and common
       share equivalents                             30,592           30,523
                                                    =======          =======

   Net earnings for the period                      $15,983          $14,830
                                                    =======          =======

   Net earnings per share of common stock             $0.52            $0.49
                                                    =======          =======

Fully Diluted
   Weighted average shares outstanding               29,680           29,635

   Share equivalents for period prior to
       exercise (options exercised)                      28                8

   Net shares issuable, assuming exercise
       of options using ending market price
       (unless antidilutive) and employing
       the treasury stock method                        939              880
                                                    -------          -------

   Average common share and common
       share equivalents                             30,647           30,523
                                                    =======          =======

   Net earnings for the period                      $15,983          $14,830
                                                    =======          =======

   Net earnings per share of common stock             $0.52           $ 0.49
                                                    =======          =======
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